EXHIBIT 99.1

3D Systems Reports Third Quarter 2022 Financial Results

ROCK HILL, S.C., Nov. 08, 2022 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today its financial results for the third quarter ended September 30, 2022.

Third Quarter Highlights

  Revenue of $132.3 million decreased (15.3)% compared to Q3 2021; Q3 non-GAAP revenue excluding divestitures and on a constant currency basis(1) increased 2.7%, reflecting solid demand in both the Industrial and Healthcare segments, despite supply chain and macroeconomic challenges and lower sales to certain dental market customers
  Net loss of $(37.4) million, diluted loss per share of $(0.30), and diluted non-GAAP loss per share(1) of $(0.05)
  Adjusted EBITDA(1) of $(0.3) million reflects inflationary impacts on input costs and continued investments in growth areas of our business and product portfolio
  Cash & short-term investments of $609.4 million position the company for future growth investments.
  Fiscal year 2022 outlook updated to tighten revenue range and to improve the outlook for non-GAAP operating expenses
	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Revenue Growth Rates (%) as reported	(15.3)%	(12.8)%
Non-GAAP Revenue Growth Rates (%) excluding divestitures	(3.2)%	3.1%
Non-GAAP Revenue Growth Rates (%) excluding divestitures and FX effects	2.7%	7.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Revenue	$132.3	$156.1	$405.3	$464.8
Operating loss	$(33.7)	$(17.2)	$(89.0)	$(29.2)
Net (loss) income attributable to 3D Systems Corporation	$(37.4)	$292.7	$(97.2)	$328.3
Net (loss) income per share - diluted	$(0.30)	$2.34	$(0.77)	$2.63

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2022	2021	2022	2021
Non-GAAP measures for year-over-year comparisons (excluding divestitures)(1)
Non-GAAP Revenue	$132.3	$136.7	$405.3	$393.1
Non-GAAP operating (loss) income	$(5.5)	$6.0	$(17.0)	$21.4
Non-GAAP net (loss) income	$(6.3)	$6.5	$(21.9)	$30.0
Non-GAAP (loss) income per share - diluted	$(0.05)	$0.05	$(0.18)	$0.24
Adjusted EBITDA	$(0.3)	$11.6	$(1.0)	$38.4

(1) See “Presentation of Information in this Press Release” below for a description and the attached schedules in the Appendix for reconciliations of non-GAAP measures to the most closely comparable GAAP measure.

Summary Comments on Results

Commenting on the results, President and CEO Dr. Jeffrey Graves said, “Our third quarter results were consistent with our recent expectations.   We are seeing steady demand for our industry-leading suite of additive manufacturing solutions in core end markets such as energy, commercial space, precision micro-castings, and medical devices. However, as we had expected, the difficult global macroeconomic and geopolitical environment has put pressure on consumer discretionary spending, which led to significantly lower sales to key dental market customers during the quarter.”

Dr. Graves also noted, “Regarding our broader business, recent actions we have taken to control operating costs and to streamline our manufacturing and inventory management processes had a positive impact on the company’s profitability metrics during the third quarter.   These actions are allowing us to better navigate ongoing supply chain pressures and more efficiently deliver additive manufacturing solutions that solve our customers’ most challenging production needs.”

“Over the last two and a half years, our entire team of talented employees has worked very hard to re-make 3D Systems into a provider of end-to-end additive solutions focused on high-growth applications for industrial and healthcare markets.   With this transformation largely complete, our priorities are on operational execution and prudent investments in our broad product line of 3D printing technologies and software applications. In doing so, we are focusing on profitability and cash performance, while laying the foundation for the company to advance in exciting new directions to drive value for our customers and shareholders.   An important milestone in this regard was our announcement during the third quarter that 3D Systems has formed a new internal biotech company called Systemic Bio that will apply advanced additive manufacturing techniques to accelerate drug discovery and development.”

Dr. Graves summarized, “Although the challenging macro environment has led to slower growth in certain key end-markets such as dental, I am confident that the long-term fundamentals remain very positive for additive manufacturing, in general, and for 3D Systems in particular.   Our focus on operational execution to capitalize on our past investments remains our highest priority, while our strong balance sheet positions us well to continue investing in high margin, high growth areas of our businesses. With new opportunities for large-scale adoption of additive manufacturing opening before us, and entirely new markets being created in bioprinting, we believe we are very well positioned to deliver on our commitment to become a $1 billion revenue company in five years.”

Summary of Third Quarter Results

Revenue for the third quarter of 2022 decreased (15.3)% to $132.3 million, primarily due to divestitures of non-core businesses during 2021. Non-GAAP revenue excluding divestitures and on a constant currency basis grew 2.7% over the same period last year. The growth of non-GAAP revenue excluding divestitures and on a constant currency basis reflects continued solid product and service demand across both business segments, offset by lower sales to select dental customers due to macroeconomic factors that are negatively impacting the market for elective dental procedures.

Industrial revenue decreased (14.6)% to $68.1 million compared to the same period last year, however, non-GAAP revenue excluding divestitures and on a constant currency basis increased 9.0% year-over-year. Healthcare revenue decreased (16.0)% to $64.2 million, compared to the same period last year, and non-GAAP revenue excluding divestitures and on a constant currency basis decreased (3.5)% year-over-year.

Gross profit margin in the third quarter of 2022 was 39.8% compared to 41.2% in the same period last year. Gross profit margin decreased primarily due to input cost inflation, divestitures, and unfavorable product mix.

Operating expenses increased 6.0% to $86.4 million in the third quarter of 2022, compared to the same period a year ago. The higher operating expenses reflect spending in targeted areas to support future growth, including expenses from acquired businesses, research and development, and investments in corporate infrastructure, as well as a $9.0 million increase in legal and other settlement costs, partially offset by the absence of expenses from divested businesses. Non-GAAP operating expenses increased from $49.3 million in Q3 2021 to $58.3 million in Q3 2022. The higher non-GAAP operating expenses reflect spending in targeted areas to support future growth.

Revising FY 2022 Guidance

3D Systems is updating its FY 2022 guidance to significantly tighten the revenue range and to improve the outlook for reduced non-GAAP operating expenses. These changes to FY 2022 guidance are based on improved visibility into likely revenue performance during the fourth quarter of 2022 as well the impact of cost-efficiency actions.

FY 2022 Guidance as of:

	August 9, 2022	November 9, 2022

Revenue:	$530 - $570 million	$535 - $545 million

Non-GAAP Gross Profit Margin:	39% - 41%	39% - 41%

Non-GAAP Operating Expenses:	$245 - $250 million	$240 - $245 million

Our revised FY 2022 guidance assumes no significant additional changes in the macroeconomic environment that could negatively impact our business demand or disrupt our supply chain, such as a resurgence of business and/or travel restrictions related to COVID-19, geopolitical events, recession, or foreign exchange rate fluctuations.

Financial Liquidity

As of September 30, 2022, the company had cash and short-term investments on hand of $609.4 million. Cash and short-term investments have decreased $180.3 million since December 31, 2021, driven primarily by $84.7 million paid for acquisitions and equity investments, cash used in operations of $52.4 million, capital expenditures of $17.1 million, and other cash used for financing activities of $13.0 million.

Q3 2022 Conference Call and Webcast

3D Systems will host a conference call and simultaneous webcast to discuss these results tomorrow morning, which may be accessed as follows:

Date: Wednesday, November 9, 2022
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations, may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business, and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise, except as required by law.

Presentation of Information in this Press Release

3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: non-GAAP revenue excluding divestitures and on a constant currency basis (sometimes referred to as excluding divestitures and FX effects), non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating (loss)/income, non-GAAP interest and other income/(expense), net, non-GAAP net income (loss), non-GAAP basic and diluted income (loss) per share, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP measures exclude certain special items that management does not view as part of 3D Systems’ core underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated the same as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:

  amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
  costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
  stock-based compensation expenses, a non-cash expense;
  restructuring charges (cost optimization plans), impairment charges, including goodwill and divestiture gains or losses;
  certain legal costs and other settlements;
  certain compensation expense related to the 2021 Volumetric acquisition; and
  revenue and costs from 2021 divested businesses are excluded from 2021 reported results so the results are comparable to the current period.

Amortization of intangibles, acquisition and divestiture related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the company’s acquisition activity. Accordingly, the company believes excluding the amortization of intangible assets enhances the company’s and investors’ ability to compare the company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Restructuring charges (cost optimization plans), impairment charges, including goodwill and divestiture gains or losses, are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Certain legal costs and other settlement expenses are excluded as the timing and magnitude are not predictable and can vary from period to period distorting underlying business trends and results.   Additionally, these amounts are not included when allocating resources and evaluating results relative to employee compensation targets. Furthermore, 3D Systems excludes contingent consideration recorded as compensation expense related to the 2021 Volumetric acquisition from non-GAAP measures as management evaluates financial performance excluding this expense, which is viewed by management as similar to acquisition consideration.

The matters discussed above are tax effected, as applicable, in calculating non-GAAP net income and basic and diluted earnings per share.

Non-GAAP revenue excluding divestitures and on a constant currency basis, as used in this earnings release, means reported revenue less revenue from businesses divested in 2021 and adjusted for foreign exchange changes for the quarter and nine months ended September 30, 2021, estimated using the same exchange rates as applied for the respective period in 2022. Non-GAAP revenue excluding divestitures and on a constant currency basis is used to assist management in the analysis of the company’s net revenue trends.

Adjusted EBITDA, defined as net income, plus income tax (provision)/benefit, interest and other income/(expense), net, stock-based compensation expense, amortization of intangibles, depreciation expense and other non-recurring and/or non-cash items all as described above (excluding the impact of divestitures in 2021), is used by management to evaluate performance and helps measure financial performance period-over-period.

A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules in the Appendix.

3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The company is unable to provide a quantitative reconciliation of forward-looking non-GAAP gross profit margins and non-GAAP operating expenses to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including legal, acquisition expenses, stock-compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems

More than 35 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Investor Contact: investor.relations@3dsystems.com
Media Contact: press@3dsystems.com

Tables Follow:

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
September 30, 2022 and December 31, 2021
(Unaudited)

(In thousands, except par value)	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$341,297	$789,657
Short-term investments	268,097	—
Accounts receivable, net of reserves — $3,049 and $2,445	100,310	106,540
Inventories	125,962	92,887
Prepaid expenses and other current assets	29,599	42,653
Total current assets	865,265	1,031,737
Property and equipment, net	55,942	57,257
Intangible assets, net	82,538	45,835
Goodwill	357,545	345,588
Right of use assets	41,810	46,356
Deferred income tax asset	4,337	5,054
Other assets	23,933	17,272
Total assets	$1,431,370	$1,549,099
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND EQUITY
Current liabilities:
Current lease liabilities	$8,205	$8,344
Accounts payable	53,419	57,366
Accrued and other liabilities	56,016	76,994
Customer deposits	7,089	7,281
Deferred revenue	27,644	28,027
Total current liabilities	152,373	178,012
Long-term debt, net of deferred financing costs	448,852	446,859
Long-term lease liabilities	42,011	47,420
Deferred income tax liability	8,577	2,173
Other liabilities	43,647	32,254
Total liabilities	695,460	706,718

Commitments and contingencies (Note 14)

Redeemable noncontrolling interest	1,654	—

Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; shares issued and outstanding 130,419 and 128,375	130	128
Additional paid-in capital	1,533,340	1,501,210
Accumulated deficit	(718,410)	(621,251)
Accumulated other comprehensive loss	(80,804)	(37,706)
Total stockholders’ equity	734,256	842,381
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,431,370	$1,549,099

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2022 and 2021
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue:
Products	$96,337	$108,884	$300,662	$311,170
Services	35,916	47,212	104,637	153,599
Total revenue	132,253	156,096	405,299	464,769
Cost of sales:
Products	58,042	64,252	181,845	180,251
Services	21,541	27,529	63,851	86,958
Total cost of sales	79,583	91,781	245,696	267,209
Gross profit	52,670	64,315	159,603	197,560
Operating expenses:
Selling, general and administrative	65,579	65,737	185,398	176,800
Research and development	20,796	15,786	63,180	49,987
Total operating expenses	86,375	81,523	248,578	226,787
Loss from operations	(33,705)	(17,208)	(88,975)	(29,227)
Interest and other income (expense), net	(3,502)	315,859	(5,456)	354,396
(Loss) income before income taxes	(37,207)	298,651	(94,431)	325,169
(Provision) benefit for income taxes	(338)	(5,995)	(2,911)	3,083
Net (loss) income before redeemable non-controlling interest	(37,545)	292,656	(97,342)	328,252
Less: net (loss) attributable to redeemable noncontrolling interests	(147)	—	(184)	—
Net (loss) income attributable to 3D Systems Corporation	$(37,398)	$292,656	$(97,158)	$328,252

Net (loss) income per common share:
Basic	$(0.30)	$2.39	$(0.77)	$2.69
Diluted	$(0.30)	$2.34	$(0.77)	$2.63

Weighted average shares outstanding:
Basic	127,991	122,663	127,478	122,178
Diluted	127,991	125,289	127,478	124,839

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2022 and 2021
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net (loss) income	$(97,342)	$328,252
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation, amortization and accretion of debt discount	28,264	26,292
Stock-based compensation	31,508	43,991
Loss on short-term investments	2,609	—
Provision for inventory obsolescence and revaluation	646	1,100
Loss on hedge accounting de-designation and termination	—	721
Provision for bad debts	329	620
(Gain) on the disposition of businesses, property, equipment and other assets	(365)	(351,981)
Provision (benefit) for deferred income taxes and reserve adjustments	1,666	(9,380)
Asset impairment	2,359	—
Changes in operating accounts:
Accounts receivable	(1,513)	(2,151)
Inventories	(30,342)	7,095
Prepaid expenses and other current assets	2,562	5,338
Accounts payable	(1,666)	15,517
Deferred revenue and customer deposits	(3,468)	5,401
Accrued and other liabilities	12,387	(9,859)
All other operating activities	(83)	1,696
Net cash (used in) provided by operating activities	(52,449)	62,652
Cash flows from investing activities:
Purchases of property and equipment	(17,055)	(14,814)
Purchases of short-term investments	(384,406)	—
Sales and maturities of short-term investments	112,050	—
Proceeds from sale of assets and businesses, net of cash sold	—	427,664
Acquisitions and other investments, net of cash acquired	(84,705)	(10,936)
Other investing activities	—	(2,273)
Net cash (used in) provided by investing activities	(374,116)	399,641
Cash flows from financing activities:
Repayment of borrowings/long-term debt	—	(21,392)
Debt issuance cost	—	—
Purchase of noncontrolling interest	(2,300)	(4,000)
Taxes paid related to net-shares settlement of equity awards	(10,195)	(10,386)
Other financing activities	(486)	(424)
Net cash used in financing activities	(12,981)	(36,202)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,911)	(7,737)
Net (decrease) increase in cash, cash equivalents and restricted cash	(447,457)	418,354
Cash, cash equivalents and restricted cash at the beginning of the period(a)	789,970	84,711
Cash, cash equivalents and restricted cash at the end of the period(a)	$342,513	$503,065
  The amounts for cash and cash equivalents shown above include restricted cash of $1,216 and $313 as of September 30, 2022, and 2021, respectively, and $313, $540, as of December 31, 2021 and 2020, respectively, which were included in prepaid expenses and other assets net on the condensed consolidated balance sheet.

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Three Months Ended September 30, 2022 and 2021

Table 1

(in millions, except per share data)	Three Months Ended September 30, 2022,(1)
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related(2)	Cost optimization plan(2)	Impairment of cost-method investments	Non-GAAP
Revenue	$132.3	—	—	$—	$—	$132.3
Gross Profit	52.7	0.2	—	—	—	52.8
Gross Profit Margin	39.8%					39.9%
Operating expenses	86.4	(17.6)	(10.2)	(0.3)	—	58.3
Operating (loss) income	(33.7)	17.8	10.2	0.3	—	(5.5)
Interest and other income (expense), net	(3.5)	—	—	—	2.9	(0.6)
Net (loss) income attributable to 3D Systems Corporation	(37.4)	17.8	10.2	0.3	2.9	(6.3)
Basic and diluted net (loss) income per share	$(0.30)	$0.14	$0.08	$—	$0.02	$(0.05)

Basic and diluted shares outstanding	128.0					128.0

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts
(2) Included are $9.7 million of estimated costs for legal and other settlements

(in millions, except per share data)	Three Months Ended September 30, 2021,(1)
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture -related	Cost optimization plan and other	Divestitures(2)	Non-GAAP
Revenue	$156.1	—	—	—	(19.4)	$136.7
Gross Profit	64.3	—	—	0.4	(9.4)	55.3
Gross Profit Margin	41.2%					40.5%
Operating expenses	81.5	(16.1)	(11.4)	—	(4.7)	49.3
Operating (loss) income	(17.2)	16.1	11.4	0.4	(4.7)	6.0
Interest and other income (expense), net	315.9	—	(315.5)	—	0.9	1.3
Net (loss) income	292.7	16.1	(299.1)	0.4	(3.6)	6.5
Basic net (loss) income per share	2.39	0.13	(2.44)	—	(0.03)	0.05
Diluted net (loss) income per share	$2.34	$0.13	$(2.39)	$—	$(0.03)	$0.05

Basic shares outstanding	122.7					122.7
Diluted shares outstanding	125.3					125.3

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts
(2) Simbionix and ODM businesses were sold in the third quarter of 2021

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures (Continued)
Nine Months Ended September 30, 2022 and 2021

Table 2

(in millions, except per share data)	Nine Months Ended September 30, 2022
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture - related(2)	Cost optimization plan	Impairment of cost-method investments	Non-GAAP
Revenue	$405.3	$—	$—	$—	$—	$405.3
Gross Profit	159.6	0.4	—	—	—	160.0
Gross Profit Margin	39.4%					39.5%
Operating expenses	248.6	(47.3)	(22.7)	(1.5)	—	177.0
Operating (loss) income	(89.0)	47.7	22.7	1.5	—	(17.0)
Interest and other income (expense), net	(5.5)	—	0.4	—	2.9	(2.2)
Net (loss) income attributable to 3D Systems Corporation	(97.2)	47.7	23.1	1.5	2.9	(21.9)
Basic and diluted net (loss) income per share	$(0.77)	$0.37	$0.18	$0.01	$0.02	$(0.18)

Basic and diluted shares outstanding	127.5					127.5

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts
(2) Included are $18.1 million of estimated costs for legal and other settlements

(in millions, except per share data)(1)	Nine Months Ended September 30, 2021
	GAAP	Amortization, stock-based compensation & other	Legal, acquisition and divestiture-related(2)	Cost optimization plan and other	Divestitures(3)	Non-GAAP
Revenue	$464.8	$—	$—	$—	$(71.7)	$393.1
Gross Profit	197.6	0.3	—	—	(33.5)	164.4
Gross Profit Margin	42.5%					41.8%
Operating expenses	226.8	(51.2)	(13.6)	(1.6)	(17.3)	143.2
Operating (loss) income	(29.2)	51.5	13.6	1.6	(16.2)	21.4
Interest and other income (expense), net	354.4	—	(354.9)	—	1.1	0.5
Net income (loss)	328.3	51.5	(336.2)	1.6	(15.1)	30.0
Basic net income (loss) per share	2.69	0.42	(2.75)	0.01	(0.12)	0.25
Diluted net income (loss) per share	$2.63	$0.41	$(2.69)	$0.01	$(0.12)	$0.24
Basic shares outstanding	122.2					122.2
Diluted shares outstanding	124.8					124.8

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts
(2)Includes gain from divestiture of Cimatron in interest and other income (expense), net
(3) Simbionix and ODM businesses were sold in the third quarter of 2021

Appendix
3D Systems Corporation
Non-GAAP Operating Income (excluding 2021 divestitures) to Adjusted EBITDA Reconciliation
Three and Nine Months Ended September 30,

Table 3

	Three Months Ended September 30,(1)		Nine Months Ended September 30,(1)
(in millions)	2022	2021	2022	2021
Revenue - 2021 excludes revenue from divestitures	$132.3	$136.7	$405.3	$393.1

Non-GAAP Operating (loss) income	(5.5)	6.0	(17.0)	21.4
Depreciation	5.2	5.6	16.0	17.0
Adjusted EBITDA	$(0.3)	$11.6	$(1.0)	$38.4
Adjusted EBITDA Margin	(0.2)%	8.4%	(0.2)%	9.8%

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts

Appendix
3D Systems Corporation
Reconciliation of Revenue to Non-GAAP Revenue(1)
Three and Nine Months Ended September 30,
(in Millions, unaudited)

Table 4

	Three Months Ended September 30, 2022	Three Month Ended September 30, 2021	% Change	Constant Currency(2)
				FX Effect(3)	B(W)%
Revenue, as reported
Healthcare	$64.2	$76.4	(16.0)%
Industrial	68.1	79.7	(14.6)%
Total Revenue, as reported	$132.3	$156.1	(15.2)%

Revenue From Divestitures:
Healthcare	$—	$7.7
Industrial	—	11.7
Total Revenue	$—	$19.4

Total Revenue (Excl. Divest. and FX Effect):
Healthcare	$64.2	$68.7	(6.6)%	$(2.1)	(3.5)%
Industrial	68.1	68.0	0.1%	(6.0)	9.0%

Total Revenue (Excl. Divest. and FX Effect):	$132.3	$136.7	(3.2)%	$(8.1)	2.7%

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	% Change	Constant Currency(2)
				FX Effect(3)	B(W)%
Revenue, as reported
Healthcare	$200.3	$231.7	(13.6)%
Industrial	205.0	233.1	(12.1)%
Total Revenue, as reported	$405.3	$464.8	(12.8)%

Revenue From Divestitures:
Healthcare	$—	$31.8
Industrial		39.9
Total Revenue	$—	$71.7

Total Revenue (Excl. Divest. and FX Effect):
Healthcare	$200.3	$199.9	0.2%	$(4.1)	2.2%
Industrial	205.0	193.2	6.1%	(13.4)	13.1%

Total Revenue (Excl. Divest. and FX Effect):	$405.3	$393.1	3.1%	$(17.5)	7.6%

(1)Amounts in table may not foot due to rounding and percent changes have been calculated based upon rounded amounts
(2) To assist in the analysis of the company’s revenue trends, the company estimated the impact of foreign exchange on year over year revenue growth by recasting revenue, excluding divestitures, for the three and nine months ended September 30, 2021 by applying the foreign exchange rates used to translate 2021 non-US functional currency revenue to 2022 non-US functional currency revenue.
(3) FX effect is the estimated impact on “as reported” net revenue due to changes in foreign currency exchange rates